                                                                   Exhibit 10.19
                        MARKETING & SERVICES AGREEMENT
                        ------------------------------


          THIS MARKETING & SERVICES AGREEMENT ("Agreement") is made and entered into as of July 19, 1999 ("Effective Date") by and among United Air Lines, Inc. ("UA"), a Delaware corporation with offices located at 1200 E. Algonquin Road, Elk Grove, Illinois 60007, Buy.com, Inc. ("Buy.com"), a Delaware corporation with offices located at 21 Brookline, Aliso Viejo, California 92656, and BuyTravel.com LLC ("BuyTravel.com"), a Delaware limited liability company with offices located at Aliso Viejo, California 92656 (UA, Buy.com and Buy Travel.com collectively, the "Parties").

          WHEREAS, UA and Buy.com are creating BuyTravel.com for the purpose of marketing and selling airline tickets and other travel and travel-related products and services over the World Wide Web;

          WHEREAS, UA and Buy.com agree that each of them shall undertake certain advertising and other marketing activities on behalf of BuyTravel.com, as well as provide or make available to BuyTravel.com certain services and functionality;

          NOW THEREFORE, in consideration of the mutual and dependent promises hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS AND RULES OF INTERPRETATION.
     ---------------------------------------

     1. "Affiliate" means with respect to any Party: (i) any individual, partnership, corporation trust, limited liability company or other entity (a "Person") directly or indirectly controlling, controlled by
                     ------
          or under common control with such Party; (ii) any Person owning or controlling outstanding securities representing 15% or more of the voting power with respect to matters generally voted upon by shareholders of such Party; (iii) any officer, director, manager, trustee or general partner of such Party; or (iv) any Person who is an officer, director, manager, trustee or general partner or holder of 5% or more of the voting securities of any Person described in clauses
          (i) through (ii).

     2.   "Buy.com Related Entities" means Related Entities of Buy.com.

     3. "Buy.com Service" means an electronic commerce retail shopping service provided by Buy.com through its Web site. As of the Effective Date, such services include the following "stores": "BUYCOMP.COM," "BUYSOFT.COM,""BUYGAMES.COM," "BUYMUSIC.COM," "BUYSURPLUS.COM" and "BUYBOOKS.COM."

     4. "BuyTravel.com Data" means any and all data, information and content (but not the look, feel or presentation) of such content, in whatever media type or form, provided to, or generated or obtained by, BuyTravel.com, or on its behalf by either Party or any other entity. BuyTravel.com Data does not include Travel Vendor Data, but does include Site Customer Data.

     5. "Closing" means the closing of the formation of BuyTravel.com and the execution and delivery of this Agreement, and the Operating Agreement for BuyTravel.com.

     6. "Customer Service Support" means customer service support related directly to travel reservations, including such support for product or service inquiries, bookings and ticketing of travel services. Such Customer Service Support may be provided by toll-free telephone support, e-mail or other commercially reasonable means.

     7. "Damages" means all losses, awards, causes of action, claims, obligations, demands, assessments, fines and penalties (civil or criminal), liabilities, expenses and costs (including litigation costs and reasonable attorneys' fees), bodily or other personal injuries, damage to tangible property, and any other damages, of any kind or nature actually suffered by an entity.

     8. "Intellectual Property" means all patents and patent applications; trademarks, service marks, and trademark or service mark registrations and applications, trade names, Internet domain names, logos, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing; copyrights, copyright registrations, renewals and applications for copyrights; software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, rights of privacy and publicity, and license agreements relating to any of the foregoing.

     9. "Related Entities" means, with respect to any entity, that entity's Affiliates, and that entity and its Affiliates' respective directors, officers, employees and agents.

     10. "Site Customer Data" means any and all data, information and content (but not the look, feel or presentation of such content) concerning any customers, potential customers or Web site visitors of BuyTravel.com, including any and all information relating to customers, potential customers or visitors to any Web sites operated by or on behalf of BuyTravel.com, or users of BuyTravel.com services through any other channels, such as wireless or other services. Site Customer Data does not include Travel Vendor Data.

     11. "Site URL" means the uniform resource locator(s) for BuyTravel.com, including "www.buytravel.com."

     12. "Travel Vendor" means a provider of travel services, such as an airline, automobile rental company or hotel chain.

     13. "Travel Vendor Business" means a Travel Vendor's products and services, and its customers' and potential customers' use of that Travel Vendor's products and services.

     14. "Travel Vendor Data" means, with respect to a Travel Vendor, any and all data, information and content, in whatever media form or type, relating to its Travel Vendor Business, including all data, information and content provided to, generated or obtained by, or on behalf of, BuyTravel.com relating to that Travel Vendor or in connection with fulfilling BuyTravel.com's obligations that relate to that Travel Vendor. Such Travel Vendor Data includes information included in, or relating to, PNRs, SIRs, TCNs, bookings, ticketing, rates, fares, fare rules, classes of service, seat availability, inventory, scheduling, travel-related documents (such as boarding passes, baggage tags, itineraries, receipts and manifests), in-flight and in-flight status information, seat maps and assignments, and information relating to or generated under that Travel Vendor's frequent flier and other programs and services. Travel Vendor Data also includes any and all data, information and content derived from or based on any of the foregoing.

     15.  "UA-Related Entities" means Related Entities of UA.

     16.  Rules of Interpretation.  This Agreement is the result of the Parties'
          -----------------------
          negotiations, and no provision of this Agreement shall be construed for or against either Party because of the authorship of that provision. As used in this Agreement:

          1. Neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require;


          2.        The word "or" has the inclusive meaning "and/or";

          3. The words "hereto," "this Agreement" and words of similar import refer to this Agreement as a whole, including any attachments to this Agreement, as the same may from time to time be amended or supplemented and not any subdivision contained in this Agreement;

          4. The words "including" and "such as" when used herein are not intended to be exclusive and in all cases mean "including without limitation and such as, by way of example but without limitation," respectively; and

          5. Captions or headings are only for reference and are not to be considered in interpreting this Agreement.


2.   UA-PROVIDED RESOURCES.
     ---------------------

     1.   Hosting of BuyTravel.com Web Site.  UA will be responsible for
          ---------------------------------
          actively working with BuyTravel.com to negotiate a web-site hosting services agreement between BuyTravel.com and a web-site hosting services company, which agreement is anticipated to provide for services and service levels as set forth in Schedule A hereto. In the event the Board of Managers of BuyTravel.com (the "Board") determines to discontinue using the services of the chosen hosting services provider, UA and BuyTravel.com will actively work together in selecting and negotiating an arrangement with another hosting services provider.

     2.   Selection of CRS Service Provider.  Notwithstanding any other
          ---------------------------------
          provision of this Agreement, UA shall have sole discretion in the selection of a CRS service provider, or service providers, to support BuyTravel.com. UA will select a CSR provider from the full service CRS list attached as Schedule B hereto (the "CRS List") and can make any changes to the selection as long as the successor provider is on the CRS List. If any new CRS providers emerge, UA may select one of these providers as long as it meets mutually accepted criteria (i.e., full service, unbiased, display provider).

     3.   Customer Service.  UA will be responsible for actively working with
          ----------------
          BuyTravel.com to negotiate a customer service agreement between BuyTravel.com and a customer service provider. In the event the Board determines to discontinue using the services of the chosen customer service provider, UA and BuyTravel.com will work together in selecting and negotiating an agreement with another customer service provider.

     4.   Fares.  UA will throughout the term make available to BuyTravel.com
          -----
          all travel fares on UA operated flight segments, including without limitation standard published fares and E-Fares_, that are generally available to the public through a CRS or through public Internet sites.

     5.   Responsibility for Third Parties.  Under no circumstances will UA be
          --------------------------------
          liable or otherwise responsible for any actions of any third party service providers to BuyTravel.com, including any Web site hosting service provider(s), and customer service support providers.

3.   BUY.COM PROVIDED RESOURCES.
     --------------------------

     1.   Marketing, Advertising Sales, & E-Commerce Expertise.  Buy.com shall
          ----------------------------------------------------
          provide BuyTravel.com with the following:

          1. Marketing support, including access to Buy.com's marketing professionals, as well as consulting services and access to any technology or expertise used by or available to Buy.com for creating, implementing, managing or otherwise supporting marketing and related activities.

          2. Advertising sales support, including for the BuyTravel.com Web site and any other sites or services operated by or on behalf of BuyTravel.com, other than advertising sales support directed at Travel Vendors, which shall be the responsibility of BuyTravel.com employees. Such support shall include consulting services and access to any technology or expertise used by or available to Buy.com for creating, implementing, managing or otherwise supporting advertising and related activities.

          3. Electronic commerce support, including consulting services and access to any technology or expertise used by or available to Buy.com for creating, implementing, managing or otherwise supporting electronic commerce business processes and functionality.

2.        Credit Card Processing.  Buy.com shall provide, or cause to be
          ----------------------
          provided, credit card processing functionality to BuyTravel.com, and all such ancillary functionality and services that are typically associated with such credit card processing functionality, through Buy.com's arrangements and relationships with credit card service providers.

3.        BuyTravel.com Storefront Placement & Support.
          --------------------------------------------

          1. Buy.com shall provide BuyTravel.com with prominent storefront space on the Buy.com home page ("BuyTravel.com Storefront"). The BuyTravel.com Storefront space shall be
                    (i) no smaller in actual size than the storefront space afforded any other Buy.com Service, and (ii) no less prominent than any other Buy.com Service's storefront; provided, that this determination shall be made over a rolling six (6) month period as described in the following sentence. BuyTravel.com and UA acknowledge and agree that Buy.com shall have the right to maintain the flexibility to rotate the size, placement and prominence of the various storefronts in connection with marketing and promotional activities for the various storefronts so long as BuyTravel.com receives comparable treatment with respect to clauses (i) and (ii) above over any rolling six (6) month period.

          2. Buy.com shall make available to BuyTravel.com all functionality, features, connectivity and services it makes available to or through any other Buy.com Services, which are appropriate for BuyTravel.com and for which it is not prohibited from providing to BuyTravel.com. Buy.com and UA agree and acknowledge that BuyTravel.com is intended to present to the BuyTravel.com end user an interface and user environment with the same general look, feel, functionality and performance comparable to the other Buy.com Services.

          3. Buy.com agrees that BuyTravel.com shall have control over the content and organization of the BuyTravel.com Storefront, except that BuyTravel.com will, subject to reasonable notice and time to comply, comply with reasonable requests of Buy.com with respect to the BuyTravel.com Storefront to the extent such requests relate to maintaining a consistent "look and feel" to the various storefronts on the Buy.com home page or to the extent such requests relate to removing or altering content that violates or allegedly violates any third party rights or applicable law. BuyTravel.com shall be responsible for obtaining any licenses, releases, waivers or other documentation perfecting the right to use any content placed on or within the BuyTravel.com Web site, and BuyTravel.com shall be responsible for confirming the factual accuracy and compliance with all applicable law with respect to any content placed on or within the BuyTravel.com Web site. Buy.com shall obtain, at Buy.com's cost, all right, title and interest in and to the URL name "BuyTravel.com" and shall grant a license to BuyTravel.com use such name, and associated trademarks, pursuant to the terms of Section 11b below.

          4. Consistent with the requirements of sections 3.d(i), 3.d(ii), and 3.d (iii) hereof, and with the consent of Buy.com, which shall not be unreasonably withheld, Buy.com shall provide and maintain all links necessary, as determined by BuyTravel.com, from the Buy.com Web site to BuyTravel.com, its support infrastructure providers, and business partner Web sites.

4.   EMPLOYEES. Upon mutual agreement of Buy.com and UA, all individuals working
     ---------
     for BuyTravel.com shall be employees of either Buy.com or UA who are seconded to BuyTravel.com pursuant to an Employee Secondment Agreement between the seconding entity and BuyTravel.com in a form and at a compensation level approved by the Board of Managers of BuyTravel.com. Neither of Buy.com nor UA will have any liability for any actions or omissions of employees seconded to BuyTravel.com, and BuyTravel.com shall indemnify and hold harmless Buy.com and the Buy.com Related Entities, or UA and the UA Related Entities, as applicable, from and against any and all Damages arising from such actions or omissions. BuyTravel.com will only be charged the costs approved by the Board of Managers of BuyTravel.com.

5.   PARTIES' CONTROL OF PROVIDED RESOURCES.  Each Party shall have sole control
     --------------------------------------
     over the manner in which it provides the resources and other support it is obligated to provide to BuyTravel.com under this Agreement, except as expressly set forth otherwise or as otherwise agreed by the Parties, or a Party and BuyTravel.com, in writing.

6.   BUYTRAVEL.COM ADVERTISING & MARKETING SUPPORT.
     ---------------------------------------------

     1.   UA Advertising Support.  UA agrees to incur on behalf of BuyTravel,
          ----------------------
          without reimbursement, costs and expenses relating to advertising, including co-branded advertising, and other marketing support to BuyTravel.com with a gross value totaling US$18,000,000 over the first three (3) years after the Effective Date ("UA Advertising Commitment"). During this three-year period, and in satisfaction of part of the UA Advertising Commitment, UA will spend at least $100,000 per month, averaged over six (6) month rolling periods, on advertising and other marketing expenditures on the Buy.com Web site. The UA Advertising Commitment may be, but is not required to be, in incremental, new expenditures on advertising and other marketing
          efforts.   Such UA Advertising Commitment expenditures may also be in the form of expenditures on advertising and other marketing efforts through UA channels (such as advertising in Hemispheres or on UA ticket envelopes) or through bartering and other arrangements with third parties, in which case the fair market value of such advertising or other marketing effort will be credited toward the UA Advertising Commitment. In all instances, however, such activity must clearly emphasize BuyTravel.com as a substantial element of such activity to qualify as part of the UA Advertising Commitment.

     2.   Buy.com Advertising Support.  Buy.com agrees to incur on behalf of
          ---------------------------
          BuyTravel.com, without reimbursement, costs and expenses related to co-branded advertising and other marketing support to BuyTravel.com with a gross value totaling US$18,000,000 over the first three (3) years after the Effective Date ("Buy.com Advertising Commitment"). The Buy.com Advertising Commitment may be, but is not required to be, in the form of incremental, new expenditures on advertising and other
          marketing efforts.   Such UA Advertising Commitment expenditures may
          also be in the form of expenditures on advertising and other marketing efforts through bartering and other arrangements with third parties, in which case the fair market value of such advertising or other marketing effort will be credited toward the UA Advertising Commitment. In all instances, however, such activity must clearly emphasize BuyTravel.com as a substantial element of such activity to qualify as part of the Buy.com Advertising Commitment.

     3.   Supplier and BuyTravel.com Relations.  UA will use commercially
          ------------------------------------
          reasonable efforts to assist BuyTravel.com in marketing to other airlines to obtain their participation in providing E-Fares products through BuyTravel.com and to obtain their advertising and promotional support of BuyTravel.com. UA will appoint an individual who will have as a responsibility the pursuit of beneficial business relationships between BuyTravel.com and Travel Vendors. For a period of not less than the time from the date of this Agreement until the general market launch of the BuyTravel.com web site, each of Buy.com and UA will appoint an individual who will each have as their primary responsibility the role of primary contact between them and between each of them and BuyTravel.com to address and support issues related to BuyTravel.com and to foster support of BuyTravel.com within their respective organizations.

     4.   Advertising & Publicity.  Neither Party, nor anyone on such Party's
          -----------------------
          behalf, shall publish, distribute or otherwise disseminate any press release, advertising or publicity matter having any reference to the other Party or to BuyTravel.com, unless and until such matter shall have first been submitted to and approved in writing by the other Party.

     5.   Co-Branded Advertising Criteria. The value to BuyTravel.com of any co-
          -------------------------------
          branded advertising efforts will be based upon the percentage of the advertising space or time dedicated to BuyTravel.com multiplied by the total cost of the advertisement, as determined in accordance with standard advertising criteria used in co-branded advertising. Both Parties agree to develop marketing and advertising plans with a reasonably diverse mix of media consistent with the object of the marketing or advertising message.

7.   RESTRICTIONS & LIMITATION ON THE OTHER ACTIVITIES.
     -------------------------------------------------

     1.   Restriction on Buy.com Activities. Buy.com agrees and acknowledges
          ---------------------------------
          that it shall not, directly or indirectly, provide, or have any ownership interest in or otherwise support any entity which provides, any travel services other than BuyTravel.com during the term of this Agreement; provided, however, that notwithtstanding the foregoing,
                     --------  -------
          BuyTravel.com may continue existing business relationships with, or enter into new business relationships with, an entity which, as part of its business, provides travel services, as long as Buy.com does not support or participate in any travel services provided by such entities.

     2.   Freedom of Action.  Notwithstanding any other provision of this
          -----------------
          Agreement, other than as set forth in Sections 6.d or 7.a above, no provision of this Agreement shall be construed as limiting or restricting in any way either Party from undertaking or supporting any other business activity, whether internal Party activity or third party activity, in pursuit of its business interests and objectives. By way of example, but without limitation:

          1. Neither Party is in any way restricted from advertising, marketing or otherwise marketing and promoting its products and services, or those of any other party, even if in competition with BuyTravel.com, including by entering into linking, framing, co-branding, co-marketing or other partnering, alliance or joint venture agreements with any third parties, except as set forth in Sections 6.d and 7.a of this Agreement;

          2. UA shall not be limited or restricted in any way with respect to the setting of any prices for UA products and services.

8.   CHARGES.
     -------

     1.   Charges to BuyTravel.com.  Unless expressly provided otherwise by the
          ------------------------
          Parties, all services and materials provided to BuyTravel.com by UA or Buy.com shall be provided on a fully allocated cost basis. Any Intellectual Property licensed by either Party to BuyTravel.com shall be licensed on a no fee, no royalty basis, except for such third party license fees and other costs payable to third parties in connection with the use of such Intellectual Property by or for the benefit of BuyTravel.com.

     2.   Transaction Fee.  BuyTravel.com will charge the Travel Provider or
          ---------------
          travel consumer a transaction fee plus credit card processing fees. This transaction fee may be scaled based on the amount of the ticket or the type of fare, such as, by way of example but without limitation, standard published fares versus Internet-only fares.

9.   TRANSPORTATION RELATIONSHIP.
     ---------------------------

     1.   UA as Preferred Airline.  Buy.com and BuyTravel.com will enter into a
          -----------------------
          transportation agreement within sixty (60) business days of the Effective Date with UA whereby UA will be the number one preferred airline of Buy.com and BuyTravel.com for all business travel by their employees.

     2.   Buy.com Corporate Incentive Program.  UA will review a corporate
          -----------------------------------
          incentive program for use by Buy.com employees for business travel that is comparable, in terms of the incentive and terms and conditions, to competitive incentive plans offered by UA to entities of similar size, market position, and travel expenditures as Buy.com.

     3.   "Mileage Plus Premier Executive Status". UA will provide "Mileage Plus
          ---------------------------------------
          Premier Executive Status" for two Buy.com executives designated by Buy.com.

10.  COMPUTER EQUIPMENT RELATIONSHIP.  UA will introduce Buy.com to its
     -------------------------------
     purchasing department(s) representatives in an effort to include Buy.com as a potential supplier of computer equipment or other selected products to UA and its Affiliates in UA's competitive procurement efforts.


11.  INTELLECTUAL PROPERTY.
     ---------------------

     1.   Licensed Intellectual Property.  Unless otherwise expressly provided
          ------------------------------
          herein or otherwise agreed by the Parties, each Party and its licensors shall retain all right, title and interest, throughout the world, in and to all Intellectual Property licensed to BuyTravel.com or used on behalf of BuyTravel.com, and the other Party is granted no right, title or interest in or to such other Party's Intellectual Property under this Agreement.

     2.   License of BuyTravel.com Domain Name and Mark.  Buy.com hereby grants
          ---------------------------------------------
          to BuyTravel.com the exclusive, worldwide, royalty-free nontransferable right and license, during the term of this Agreement, to use the "BUYTRAVEL.COM" ("Mark") and the domain name "buytravel.com" (the "Domain Name"), with rights to sublicense, and all rights that may arise under (x) all trademark registrations applications for the Mark throughout the world, including, without limitation, any U.S. trademark applications for "BUYTRAVEL.COM," and
          (y) the domain name registration for the Domain Name. BuyTravel.com hereby agrees to use reasonable efforts to ensure that the content, appearance and functionality of the BuyTravel.com Web site will be of a quality that is substantially consistent with or better than the Web sites of Buy.com that include "BUY" in the second level domain name, such as the Web sites BuyMusic.com and BuyBooks.com. Such license shall terminate at such time as BuyTravel.com is no longer engaged in the provision of travel services as a going concern.

     3.   BuyTravel.com Intellectual Property. Unless otherwise expressly
          -----------------------------------
          provided herein or otherwise agreed by the Parties, BuyTravel.com shall retain all right, title and interest, throughout the world, in and to all Intellectual Property developed by BuyTravel.com, and neither UA nor Buy.com will have any right, title or interest in or to such Intellectual Property developed by BuyTravel.com. Notwithstanding the foregoing, at such time is BuyTravel.com is dissolved pursuant to the Operating Agreement or is otherwise no longer engaged in the provision of travel services as a going concern (the "Dissolution Date"), each of Buy.com and UA will have joint ownership of any Intellectual Property developed by BuyTravel.com prior to the Dissolution Date ("BuyTravel.com Developed IP), and shall have (I) all rights to exploit such BuyTravel.com Developed IP without rights of accounting or reporting to the other owning Party, provided that neither UA nor Buy.com may grant any right, title or interest in or to any BuyTravel.com Developed IP to a direct competitor of the other party of that BuyTravel.com Developed IP for a period of twelve (12) months from the Dissolution Date, and (II) all rights to bring suit for any infringement, misappropriation or other violation of the BuyTravel.com Developed IP without the consent or joinder of the other owning Party, except as may be required by law (in which case the other owning Party shall provide reasonable cooperation with such suit).

     4.   Jointly-Developed Intellectual Property.
          ---------------------------------------

          1. Buy.com, BuyTravel.com and UA agree that any Intellectual Property developed jointly by any or all of the Parties ("Jointly Developed IP") shall be owned jointly by the Parties that develop such Jointly Developed IP. In the absence of an express agreement to the contrary, each Party making a substantial contribution to the Jointly Developed IP shall have an equal, undivided interest in and to such Jointly Developed IP. Any Party that does not make such a contribution to the development of Jointly Developed IP shall have no right, title or interest whatsoever in or to such Jointly Developed IP, except as may be expressly agreed to in writing by the Parties owning the Jointly Developed IP.

          2. Except as otherwise provided, each Party owning any Jointly Developed IP shall have (I) all rights to exploit such Jointly Developed IP without rights of accounting or reporting to the other owning Parties, provided that no Party may grant any right, title or interest in or to any Jointly Developed IP to a direct competitor of another owning Party of that Jointly Developed IP for a period of twelve (12) months from the first commercial use of that Jointly Developed IP, and (II) all rights to bring suit for any infringement, misappropriation or other violation of the Jointly Owned IP without the consent or joinder of the other owning Parties, except as may be required by law (in which case the other owning Party or Parties shall provide reasonable cooperation with such suit).

12.  DATA RIGHTS.
     -----------

     1.   Travel Vendor Data.
          ------------------

          1. Buy.com and UA agree and acknowledge that, as among Buy.com, UA, BuyTravel.com and the Travel Vendors of BuyTravel.com, each such Travel Vendor (including UA, in its capacity as a Travel Vendor) shall have exclusive ownership, throughout the world, of all right, title and interest in and to all Travel Vendor Data related to flight segments flown by, or products and services provided by, or otherwise directly related to, that Travel Vendor. Information that is within the scope of the Travel Vendor Data definition, but which relates to flight segments or products and services of multiple Travel Vendors, or otherwise relates to multiple Travel Vendors, shall be jointly owned by such Travel Vendors.

2. BuyTravel.com shall take all reasonable measures to protect Travel Vendor Data from access by, or beneficial use for:

     (1) any Travel Vendor (including UA, in its capacity as a Travel Vendor) or its Related Entities, other than by or for each Travel Vendor with respect to Travel Vendor Data owned by that Travel Vendor, as set forth in Section 12.a above; and

     (2) Buy.com or its Related Entities, such restriction including UA's Travel Vendor Data.

3. BuyTravel.com shall use Travel Vendor Data solely to provide the travel services provided through BuyTravel.com, as well as to analyze and enhance BuyTravel.com's business processes and products and services.

4. To the extent that the provision of any resources or services under this Agreement requires that Buy.com have access to or make use of any Travel Vendor Data, Buy.com shall treat such Travel Vendor Data as Confidential Information and shall use such Travel Vendor Data solely for the purposes of providing such resources or services Buy.com is required to provide under this Agreement, shall disclose such Travel Vendor Data only to such Buy.com employees as have a need to know, and shall not disclose such Travel Vendor Data to any third party.

5. Except as expressly provided in this Section 12.a or otherwise in this Agreement, BuyTravel.com shall not disclose any Travel Vendor Data to any person, including either Party, nor use any Travel Vendor Data for any purpose.

2.   BuyTravel.com Data.
     ------------------

     1. All BuyTravel.com Data (which excludes Travel Vendor Data) will be jointly owned by Buy.com and UA. To the extent any right, title or interest in or to any BuyTravel.com Data vests, by operation of law or otherwise, in (1) either Party such Party shall, and hereby does, irrevocably assign to the other Party a one-half, undivided interest in and to any and all such right, title and interest in such BuyTravel.com Data, or (2) BuyTravel.com, the Parties shall cause BuyTravel.com to irrevocably assign to each of the Parties a one-half, undivided interest in and to any and all such right, title and interest in such BuyTravel.com Data .

     2. Each Party and BuyTravel.com may use any such BuyTravel.com Data for its own business purposes without restriction, except that

          (1) In no event shall Buy.com, BuyTravel.com or, with respect solely to Travel Vendors other than itself, UA, disclose BuyTravel.com Data to any Travel Vendor or its Related Entities, nor use any BuyTravel.com Data for the benefit of any Travel Vendor or its Related Entities;
          (2) No party will have a right to provide or otherwise sell BuyTravel.com Data without mutual consent of UA and Buy.com; and
          (3) To the extent either Buy.com or UA uses BuyTravel.com Data to contact customers of BuyTravel.com, neither Buy.com nor UA, as applicable, will disclose BuyTravel.com as the source of BuyTravel.com Data unless required to do so by applicable law.

3.   Access to Data.
     --------------

     1. BuyTravel.com and Buy.com shall provide UA with copies of any Travel Related Data owned by UA, and copies of any BuyTravel.com Data, that is in the possession or control of BuyTravel.com or Buy.com, as applicable, promptly upon reasonable request by UA.

          2. BuyTravel.com and UA shall provide Buy.com with copies of any BuyTravel.com Data, that is in the possession or control of BuyTravel.com or UA, as applicable, promptly upon reasonable request by Buy.com.

          3. UA shall be entitled to its own Travel Vendor Data regardless of any breach of this Agreement or any other agreement between the Parties.

13.  TAXES.
     -----

     The Parties hereto shall each bear their respective taxes, if any, incurred in connection with this Agreement.

14.  CONFIDENTIALITY.
     ---------------

     1.   Definition.  "Confidential Information" means: (i) the existence of
          ----------
          this Agreement, and any information regarding the terms and conditions of this Agreement, (ii) any information relating to BuyTravel.com or its business, (iii) any information, in whatever form, designated by the party disclosing the information ("Disclosing Party") in writing as confidential, proprietary or marked with words of like import when provided to the party receiving the information ("Receiving Party"); and (iv) any information orally conveyed if the Disclosing Party states at the time of the oral conveyance or within ten (10) days thereafter that such information is to be treated as Confidential Information.

     2.   Exclusions.  Confidential Information shall not include information
          ----------
          which:

          1. at or prior to the time of disclosure by the Disclosing Party was known to the Receiving Party through lawful means;

          2. at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no act or omission on the Receiving Party's part;

          3. the Receiving Party receives from a third Person who is free to make such disclosure without breach of any legal obligation; or

     4. is independently developed by the Receiving Party without reference to the Confidential Information.

3.   Confidentiality Obligations.  The Receiving Party acknowledges the
     ---------------------------
     confidential and proprietary nature of the Disclosing Party's Confidential Information and agrees that it shall not discuss, reveal, or disclose the Disclosing Party's Confidential Information to any person other than the parties to this Agreement, or use any Confidential Information for any purpose other than as contemplated hereby, in each case, without the prior written consent of the Disclosing Party. The Receiving Party agrees to take reasonable precautions (no less rigorous than the Receiving Party takes with respect to its own comparable Confidential Information) to prevent unauthorized or inadvertent disclosure of the Confidential Information of the Disclosing Party. In the event that a Receiving Party wishes to disclose Confidential Information to one of its professional advisors, it may do so only if (a) that professional advisor agrees in writing to abide by confidentiality obligations substantially as those set forth in this
     Section 14, and (b) a copy of such confidentiality agreement is provided to the other Party before any Confidential Information is disclosed to such professional advisor. Additionally, a Receiving Party may disclose the terms of this Agreement to a potential or actual business partner or acquirer of the Receiving Party's business to which the Agreement relates, but only if that entity and its professional advisor(s) agree in writing to abide by confidentiality obligations substantially as those set forth in this Section 14.

4.   Legal Obligations.  The Receiving Party may disclose Confidential
     -----------------
     Information pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order or to utilize other available procedures to protect such Confidential Information (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order or other protection of such Confidential Information and the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability).

5.   Return of Information.  The Receiving Party shall, upon the written
     ---------------------
     request of the Disclosing Party, during the Term or thereafter, (a) promptly return all Confidential Information held or used by the Receiving Party in whatever form, or (b) at the discretion of the Disclosing Party, promptly destroy all such Confidential Information, including all copies thereof, and those portions of all documents that incorporate such Confidential Information, and certify in writing to the Disclosing Party that such destruction has taken place.

6.        Injunctions.  In view of the difficulties of placing a monetary value
          -----------
          on such Confidential Information, the Disclosing Party may be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of this Section 14 or further unauthorized use of its Confidential Information. This remedy is separate and apart from, and without prejudice to, any other remedy the Disclosing Party may have.

15.  NONSOLICITATION.  Neither Party shall, during the term of this Agreement
     ---------------
     and for one (1) year thereafter, and whether on behalf of itself or on behalf of any third party, solicit any employees of the other Party involved with the negotiation of this Agreement or that Party's performance hereunder, without the express written consent of the Party that employs such employee, such consent to be at the employing Party's sole and absolute discretion. If any such employee should cease to be an employee of a Party, the other Party may solicit such employee beginning one (1) year after cessation of such employment. Notwithstanding anything to the contrary herein, neither Party shall be deemed to have breached or violated this Section 15 (a) solely as a result of generic employment advertising by that Party (including any "open position" or similar listings in that Party's Web site or other general advertising), or (b) if any employee of the other Party approaches and obtains employment with the other Party after the date hereof solely as a result of any advertising or recruitment effort contemplated in clause (a) above.

16.  INDEMNIFICATION.
     ---------------

     1.   Indemnification by Buy.com.  Buy.com shall indemnify, defend and hold
          --------------------------
          harmless UA and the UA-Related Entities from and against all Damages arising from or in connection with (a) any misrepresentation or breach of any representation or warranty of Buy.com under this Agreement; (b) any breach of any covenant or agreement by Buy.com under this Agreement; (c) any representation, misrepresentation, warranty, covenant or agreement Buy.com may make with respect to UA or any of its products or services to Buy.com Customers or any other entity, without the express written consent of UA; and (d) all third-party claims brought against UA arising from or in connection with Buy.com's performance or non-performance of its obligations under this Agreement.

     2.   Indemnification by UA. UA shall indemnify, defend and hold harmless
          ---------------------
          Buy.com and the Buy.com-Related Entities from and against all Damages arising from or in connection with (a) any misrepresentation or breach of any representation or warranty of UA under this Agreement; (b) any breach of any covenant or agreement by UA under this Agreement; (c) any representation, misrepresentation, warranty, covenant or agreement UA may make with respect to Buy.com or any of its products or services, to any other entity, without the express written consent of Buy.com; and (d) all third-party claims brought against Buy.com arising from or in connection with UA's performance or non-performance of its obligations under this Agreement.

     3.   Limitation on Indemnification.  Notwithstanding Sections 16.a and 16.b
          -----------------------------
          above, no Indemnified Party shall be entitled to indemnification pursuant to Section 16.a or 16.b to the extent attributable to the negligence or willful misconduct of such Indemnified Party or its Related Entities.

     4.   Indemnification Procedure.
          -------------------------

          1.   A party seeking indemnification (the "Indemnified Party")
               shall promptly notify the other party (the "Indemnifying
               Party") in writing of any claim for indemnification,
               provided, that failure to give such notice shall not relieve the
               --------
               Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

          2. The Indemnified Party shall tender sole defense and control of such claim to the Indemnifying Party. The Indemnified Party shall, if requested by the Indemnifying Party, give reasonable assistance to the Indemnifying Party in defense of any claim. The Indemnifying Party shall reimburse the Indemnified Party for any reasonable legal expenses directly incurred from providing such assistance, as such expenses are incurred.

          3. The Indemnifying Party shall have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Party may
                         --------  -------
               withold its consent if any such judgment or settlement imposes and unreimbursed monetary or continuing non-monetary obligation on such Party or does not include an unconditional release of that Party and its Affiliates from all liability in respect of claims that are the subject matter of the indemnified claim.

17.  TERM & TERMINATION.
     ------------------

     1.   Mutual Termination Rights.  In addition to any other right or remedy
          -------------------------
          it may have, either UA or Buy.com may terminate this Agreement without any notice of default or judicial intervention being required, in the event:

          1. proceedings in bankruptcy are instituted by or against the other party, or the other party terminates its business activities for any other reason.

          2. there is any material breach of, or material failure to comply with, any of the terms or conditions of this Agreement by the other party which breach or failure is not remedied within thirty
               (30) days after notice of such breach or failure.

          3. at any time after the date that is three years from the date hereof, UA or Buy.com gives the other party ninety (90) days notice, for any reason or no reason at all.

     2.   United Termination Right.  UA may terminate this Agreement upon twenty
          ------------------------
          (20) days notice at any time within ten (10) days after March 31, 2000 if, prior to such time (A) Buy.com has not consummated (x) an initial
                                 ---
          public offering of its equity securities underwritten by a nationally recognized investment bank or (y) a merger or other similar transaction in which the outstanding shares of Common Stock of Buy.com are converted into the right to receive either cash or equity securities of which are traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System and (B) UA has not exercised, either in whole or in part, that certain Warrant of even date herewith issued to UA by Buy.com.

     3.   No Prejudice to Other Rights.  Exercise of the right of termination
          ----------------------------
          afforded to either party shall not prejudice any other legal rights or remedies either party may have against the other in respect of any breach of the terms of this Agreement.

     4.   Survival of Terms.  The provisions of Sections 1, 11, 12, 14, 15 (for
          -----------------
          one (1) year post-termination), 16, 17.c, 17.d, 18 (for the Transition Period), 19, 20 and 21, and any and all disclaimers, limitations on remedies and indemnities contained herein or in any schedules to this Agreement will survive the termination of this Agreement.

18.  POST-TERMINATION TRANSITION SUPPORT.
     -----------------------------------

     1.   Transition Support.  In the event of termination of this Agreement for
          ------------------
          any reason, including breach by the other Party, each Party shall use commercially reasonable efforts to make available to BuyTravel.com, for a period of time not to exceed ninety (90) days after the effective date of such termination ("Transition Period") all resources and services as were being provided, or required to be provided, immediately prior to notice of termination ("Transition Support"). Each Party shall use commercially reasonable efforts to provide consulting services and technical assistance as is reasonably requested by BuyTravel.com during the Transition Period (also, "Transition Support").

     2.   Transition Support Payment Terms.  All resources and services provided
          --------------------------------
          pursuant to Section 18.a above shall be provided on the same pricing terms as governed immediately prior to notice of termination, except that estimates of amounts due for any given month shall be due on the first day of that month, and a Party shall have no obligation to provide such resources or services if any amounts due to such Party under this Agreement remain more than thirty
          (30) days past due.

19.  LIMITATION OF WARRANTIES & REMEDIES.
     -----------------------------------

     1.   Representations & Warranties.  Each Party represents that it has full
          ----------------------------
          power to enter into and complete the transactions required hereunder, and that this Agreement is enforceable against it in accordance with its terms, and that the activities contemplated hereunder do not conflict with or constitute a breach of or default under any contracts or commitments to which it is a party.

     2.   Warranty Disclaimer.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL
          -------------------
          RESOURCES AND SERVICES PROVIDED UNDER THIS AGREEMENT BY THE OTHER PARTY ARE PROVIDED "AS IS," WITH ALL FAULTS AND WITHOUT ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, INCLUDING WITHOUT LIMITATION ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION OF YEAR 2000 COMPLIANCE, ACCURACY, NON-INTERRUPTION, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, OR THE LIKE.

     3.   Liability Disclaimer.  EXCEPT IN CONNECTION WITH AN INDEMNIFICATION
          --------------------
          CLAIM PURSUANT TO SECTION 19 ABOVE, IN NO EVENT SHALL EITHER PARTY NOR ANY RELATED ENTITY OF SUCH PARTY BE LIABLE TO THE OTHER PARTY, A RELATED ENTITY OF SUCH PARTY OR ANY THIRD PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST SAVINGS, LOSS OF DATA, LOSS OF BUSINESS OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE SERVICES OR THE LICENSED PRODUCTS, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, EVEN IF THE PARTY PROVIDING THE RESOURCE OR SERVICE, OR A RELATED ENTITY OF SUCH PARTY, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SHOULD HAVE FORESEEN SUCH DAMAGES.

20.  AUDIT RIGHTS.  Each Party may, upon ten (10) business days' notice,
     ------------
     inspect, or have a mutually agreeable independent auditor, the operations, books and records of the other Party to verify compliance with the terms and conditions of this Agreement. Any such audit shall be conducted at the audited Party's relevant facilities during normal business hours. Each Party may invoke its audit rights under this Section 20 once every six (6) months during the term of this Agreement and for one (1) year thereafter. The auditing Party shall conduct, or cause to be conducted, such audit at its own expense, except that the auditing Party shall be entitled to reimbursement of its auditing expenses by the auditing Party in the event that such audit reveals that the audited Party has overcharged the other Party or BuyTravel.com for an amount, or failed to provide resources and services as required by this Agreement fairly valued at an amount, greater than 5% of the proper amount, or properly valued amount, for the audited time period. Neither Party shall be required to provide access to third party data, facilities or other assets if that Party does not have the contractual right to provide access to such assets to the other Party.

21.  MISCELLANEOUS.
     -------------

     1.   Force Majeure.  Neither Party will be liable for any failure to
          -------------
          perform any obligation (other than payment or reimbursement obligations) hereunder, or from any delay in the performance thereof, due to causes beyond its control, including without limitation industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, or other calamity.

     2.   Assignment.  No Party may assign this Agreement without the prior
          ----------
          written consent of the other Parties under any conditions, except in connection with a corporate reorganization, merger or the sale of substantially all of its business or assets or substantially similar transaction; provided, however, that, notwithstanding the foregoing,
                       --------  -------
          in the case of an assignment by Buy.com to a competitor of UA, or by UA to a competitor of Buy.com, including in connection with a corporate reorganization, merger, sale of substantially all of the business or assets of UA or Buy.com, as applicable, or substantially similar transaction, the prior written consent of UA or Buy.com, as applicable, shall in all instances be required. Any purported assignment or transfer in violation of this provision shall be void and without effect.

     3.   Notices.  All notices and other correspondence under this Agreement
          -------
          shall be in writing and shall be sufficiently given if delivered personally, if sent by facsimile transmission with proof of receipt by the recipient, or sent overnight courier with proof of receipt, to the addresses first stated herein, or to such other address as either Party may specify by such notice.

     4.   Modification and Waiver.  No modification, amendment, supplement to or
          -----------------------
          waiver of this Agreement or any attachment hereto shall be binding upon the parties hereto unless made in writing and duly signed by both parties. No invoice or other similar form may vary the terms hereof, and any term thereof that is inconsistent with or additional to the terms hereof shall not be binding. A failure or delay by either Party to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereto shall in no way be construed to be a waiver of such provisions of the Agreement.

     5.   Severability.  The provisions of this Agreement are severable, and in
          ------------
          the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions thereof. If any provision of this Agreement is found to be invalid or unenforceable, the invalid provision shall be modified to the minimum extent required to comply with applicable law, and the modified provision shall be construed as having been in effect since the Effective Date.

     6.   Entire Agreement.  This Agreement and the Operating Agreement,
          ----------------
          including the schedules and exhibits referred to herein and therein and attached or to be attached hereto and thereto, constitutes the entire agreement between the parties and supercedes all prior agreements, promises, proposals, representations, understandings and negotiations, whether or not reduced to writing, between the parties respecting the subject matter hereof.

     7.   Governing Law; Choice of Forum.  The validity of this Agreement, the
          ------------------------------
          construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of Delaware, excluding the choice of law and conflicts of law principles of that state.

     8.   Counterparts.  This Agreement may be executed in one or more
          ------------
          counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

UNITED AIR LINES, INC.:                  BUY.COM, INC.:


By:_______________________________       By:_____________________________

Title:____________________________       Title:__________________________

Date:_____________________________       Date:___________________________


BUYTRAVEL.COM, LLC


     By:  UNITED AIR LINES, INC.
     Its: Member

     By:___________________________

     Title: _______________________

     Date:_________________________


     By: BUY.COM, INC.
     Its: Member

     By:___________________________

     Title: _______________________

     Date:_________________________



             [SIGNATURE PAGE TO MARKETING AND SERVICES AGREEMENT]

                                  SCHEDULE A
                                  ----------

                            BUYTRAVEL.COM WEB SITE
                      HOSTING SERVICES AND SERVICE LEVELS


22.  SERVICES.
     --------

     1. Hosting of BuyTravel.com Web site, including Web pages, and Web site services. Such hosting services shall include:

          1. Provision of a suitable hosting facility, with adequate electrical, air conditioning and fire safety utilities (including back-up resources)

          2. Installation and configuration of all hardware and software for the Web site, including all support software directly related to the Web site, and interface software to other BuyTravel.com information systems. Such installation and configuration services shall apply to all upgrades and modifications of the above referenced hardware and software.

          3.   Monitoring and operational control of the BuyTravel.com Web site.

          4. Web site visitor data capture and generation and reporting of Web site statistics.

          5.   Implementation and management of problem handling procedures.

     2. Interfacing to, and cooperation with, providers of third party Web site services utilized on the BuyTravel.com Web site.

     3. Internet connectivity through high speed (competitive with other travel services Web sites), highly available network access.

     4.   Back-up and restoration services.

23.  SERVICE LEVELS.
     --------------

     1. Web site uptime availability: 99.5% (with the exception of scheduled downtime for maintenance and support).

     2. Network uptime availability: 99.5% (with the exception of scheduled downtime for maintenance and support)

SCHEDULE B

CRS LIST


Amadeus (including SystemOne Amadeus)
Galileo International (including both Apollo and Galileo)
Sabre
Worldspan